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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS






  We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-80657, 333-15043, 333-15107, and 333-30427) of PSS World
Medical, Inc., of our report dated June 30, 1998, included in PSS World Medical, Inc.'s Annual Report on Form 10-K for the year ended April 3, 1998, with respect to the consolidated financial statements of Gulf South Medical Supply, Inc. for the year ended December 31, 1997 (not presented separately therein).

ERNST & YOUNG LLP



Jackson, Mississippi
July 9, 1998

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